EXHIBIT 5
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Energizer  Holdings,  Inc.
800  Chouteau
St.  Louis,  Missouri  63102

Re:     Energizer  Holdings,  Inc.  2000  Incentive  Stock  Plan

Ladies  and  Gentlemen:

     I am an attorney duly licensed to practice law in the State of Missouri. With reference to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on April 14, 2000, by Energizer Holdings, Inc., a Missouri corporation (the "Company"), pertaining to the proposed issuance by the Company of up to 15,000,000 shares of the Company's common stock, $.01 par value (the "Stock"), as provided in the Energizer Holdings, Inc. Deferred Compensation Plan (the "Plan"), I have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, By-Laws, and resolutions adopted by the Board of Directors relating to such issuance, the written documents constituting the Plan, certificates received from state officials and statements I have received from officers and representatives of the Company. In delivering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to me by officers and representatives of the Company.

Based  solely  on  the  foregoing,  I  am  of  the  opinion  that:

1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2. The Stock to be issued by the Company pursuant to the Plan has been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

I  consent  to  the  filing  of  this  opinion as an exhibit to the Registration
Statement. I further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Stock in accordance with the Plan.

Very  truly  yours,


/s/ Harry L. Strachan, III
Harry  L.  Strachan,  III
Vice  President  and  General  Counsel

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